 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): June 10, 2022

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

a.To elect the three Class III directors nominated by the Company’s Board to serve on the Board for a three-year term (“Proposal 1”);

b.To ratify the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 2”);

c.To approve an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 455,000,000 to 555,000,000 and the number of authorized shares of common stock from 450,000,000 to 550,000,000 (“Proposal 3”); and

d.To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The following Class III directors listed in Proposal 1 were elected to the Board based on the following votes:

	For	Withhold	Broker Non-Vote
John Doerr	166,215,112	36,790,997	49,691,054
Ryan Panchadsaram	171,004,387	32,001,722	49,691,054
Lisa Qi	168,253,532	34,752,577	49,691,054

Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
235,078,080	15,407,401	2,211,681	—

Proposal 3 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
176,443,918	25,129,927	1,432,264	49,691,054

No further business was brought before the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number     Description
104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 10, 2022	By:	/s/ Nicole Kelsey
Nicole Kelsey
Chief Legal Officer & Secretary